Exhibit 99.1

For Immediate Release

Alexandria Real Estate Equities, Inc. Announces Amendment and Extension of Tender Offer for Any and All of Its Outstanding 2.750% Senior Notes Due 2020 and 4.600% Senior Notes Due 2022

PASADENA, Calif. — July 10, 2019 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) announced today that it is amending the terms of its previously announced cash tender offer (the “Offer”) for any and all of its outstanding (i) 2.750% Senior Notes due 2020 (CUSIP No. 015271 AF6) (the “2020 Notes”) and (ii) 4.600% Senior Notes due 2022 (CUSIP No. 015271 AC3) (the “2022 Notes, and together with the 2020 Notes, the “Notes”) in order to clarify that the applicable Tender Offer Consideration (as defined below) for the Notes will be calculated so as to result in a price as of the Settlement Date (as defined below) assuming remaining interest payments to the applicable maturity date of the Notes (and not the applicable par call date of the Notes)(the “Offer Amendment”). In addition, in order to provide holders of the Notes with sufficient additional time to evaluate the Offer Amendment, the Company is extending the expiration time and date of the Offer from 5:00 p.m., New York City time, on July 12, 2019, to 5:00 p.m., New York City time, on July 16, 2019 (such time and date, as it may be extended, the “Expiration Time”), unless the Offer is further extended.

The Offer is being conducted on the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase, dated the date hereof (the “Amended and Restated Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Amended and Restated Offer to Purchase (the “Notice of Guaranteed Delivery”), each as may be further amended. Other than the Offer Amendment described above, all terms and conditions of the Offer remain unchanged. The Notes are fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P. As of July 10, 2019, there were $400,000,000 aggregate principal amount of the 2020 Notes outstanding and $550,000,000 aggregate principal amount of the 2022 Notes outstanding. The Amended and Restated Offer to Purchase and the Notice of Guaranteed Delivery are referred to herein collectively as the “Offer Documents.”

Certain information regarding the Notes and the pricing for the Offer is set forth in the table below.

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
2.750% Senior Notes due 2020	015271 AF6	$400,000,000	1.375% U.S. Treasury Notes due January 15, 2020	FIT3	20 bps
4.600% Senior Notes due 2022	015271 AC3	$550,000,000	1.750% U.S. Treasury Notes due March 31, 2022	FIT5	40 bps

Holders must validly tender (and not validly withdraw) or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or before the Expiration Time in order to be eligible to receive the applicable Tender Offer Consideration. In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (as defined in the Amended and Restated Offer to Purchase) for the applicable Notes. The Company expects the Settlement Date to occur on July 17, 2019. Notes tendered by Notice of Guaranteed Delivery and accepted for purchase will be purchased on the third business day after the Expiration Time, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

The Offer will expire at the Expiration Time, unless further extended or earlier terminated by the Company. The Notes tendered may be withdrawn at any time at or before the Expiration Time by following the procedures described in the Amended and Restated Offer to Purchase.  Holders who have already tendered as of the date hereof who do not wish to withdraw are not required to take further action as a result of the Offer Amendment.

The Company’s obligation to accept for purchase and to pay for Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, which are more fully described in the Amended and Restated Offer to Purchase, including, among others, the Company’s receipt of aggregate proceeds (before underwriter’s discounts and commissions and other offering expenses) from an offering of new senior unsecured notes, on terms satisfactory to the Company. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully.

The applicable “Tender Offer Consideration” for each $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Offer will be determined in the manner described in the Offer Documents by reference to the applicable fixed spread for such Notes specified in the table above plus the yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on July 16, 2019, unless extended.

The Company has retained Global Bondholder Services Corporation (“GBSC”) as the tender agent and information agent for the Offer. The Company has retained Goldman Sachs & Co. LLC as the dealer manager for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the information agent, GBSC at (866) 924-2200. Copies of the Amended and Restated Offer to Purchase and the Notice of Guaranteed Delivery are also available at the following website: http://www.gbsc-usa.com/ARE. Questions regarding the terms of the Offer should be directed to Goldman Sachs & Co. LLC at 200 West Street, New York, NY 10282, telephone (800) 828-3182 (toll-free), (212) 902-6941 (collect), Attn: Liability Management.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by Goldman Sachs & Co. LLC or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Alexandria, an S&P 500® company, is an urban office real estate investment trust uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland and Research Triangle.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding timing and consummation of the purchase of Notes, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the purchase of Notes, and the Company’s offering of notes and its intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in the Offer Documents and in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, AVP — Corporate Communications, (626) 788-5578, skabakoff@are.com

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